UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2014
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2014, Nanominerals Corp. paid to Ireland Inc. (the “Company”) the sum of $250,000. The amount received from Nanominerals was payment in consideration for the Company having allowed Nanominerals to use the onsite laboratory facilities located at the Company’s Columbus Project in Esmeralda County, Nevada for the two month period ended December 31st, 2014. During this period, Nanominerals was permitted to use the Company’s laboratory facilities, and the services of the Company’s on-site personnel, for Nanominerals’ own purposes, some of which was unrelated to the Company’s business.

Nanominerals is the beneficial owner of approximately 27% of the Company’s outstanding common stock. Nanominerals also acts as the Company’s lead consultant on technical exploration matters.

The above described arrangement between the Company and Nanominerals was made verbally and not in writing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: January 22, 2015
	By:	/s/ Douglas D.G. Birnie

		Name:	Douglas D.G. Birnie
		Title:	Chief Executive Officer and President